Exhibit 8(h)


                                 AMENDMENT NO. 1
                                     To The
                             PARTICIPATION AGREEMENT
                                      Among
                        VAN KAMPEN LIFE INVESTMENT TRUST,
                             VAN KAMPEN FUNDS INC.,
                        VAN KAMPEN ASSET MANAGEMENT INC.,
                                       And
                        ALLSTATE LIFE INSURANCE COMPANY

WHEREAS, Allstate Life Insurance Company ("Company"), Van Kampen Life Investment Trust ("Fund"), Van Kampen Funds Inc. ("Underwriter") and Van Kampen Asset Management Inc. ("Adviser") have previously entered into a Participation Agreement dated October 1, 2001 ("Agreement"); and

WHEREAS, the Fund has agreed to provide Class II Shares to the separate accounts listed in Schedule A of the Agreement; and

WHEREAS, each of the parties hereto desires to amend and restate Schedule B to the Agreement.

NOW, THEREFORE, each of the parties hereby amends the Agreement as follows:

1. Schedule B is hereby amended and restated, and replaced in its entirety by the Schedule B attached hereto.

2. All capitalized terms used in this Amendment No. 1 shall have the meaning assigned in the Agreement. Except as set forth in this Amendment No. 1, no other modifications or changes are made to the Agreement.

3. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will be deemed one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this Amendment No. 1 to be executed in their names and on their behalf and through their duly authorized offices, as of this 1st day of May, 2002.

ALLSTATE LIFE INSURANCE COMPANY
-----------------------------------------
By:                        Title:

VAN KAMPEN LIFE INVESTMENT TRUST             VAN KAMPEN FUNDS INC.
-----------------------------------------    -----------------------------
By:                                          By:               Title:

VAN KAMPEN ASSET MANAGEMENT INC.
----------------------------------
By:                        Title:

                                   SCHEDULE B

            PARTICIPATING VAN KAMPEN LIFE INVESTMENT TRUST PORTFOLIOS



Comstock Portfolio - Class II Shares
Growth and Income Portfolio - Class II Shares





May 1, 2002

Exhibit 8(k)



                      AMENDMENT TO PARTICIPATION AGREEMENT


         This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this _____day of ________, 2002, by and among ALLSTATE LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

         WHEREAS, the Company, the Fund, the Adviser and Morgan Stanley Investments LP ("MSI") have entered into a Participation Agreement dated as of October 1, 2001, as such agreement may be amended from time to time (the "Participation Agreement"); and

         WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

         WHEREAS, the Company, the Fund and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule B hereto available under the Participation Agreement; and

         WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

         NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

         1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

         2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

         3. All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B.

         4. The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: "The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing."

         5. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

         6. This Amendment may be amended only by written instrument executed by each party hereto.

         7. This Amendment shall be effective as of the date written above.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.


ALLSTATE LIFE INSURANCE COMPANY


By:      _______________________________
         Name: Timothy Vander Pas
         Title: Assistant Vice President


                    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:      _______________________________
         Name:
         Title:


                   MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:      _______________________________
         Name:
         Title:

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and                                   Form Number and Name of
Date Established by Board of Directors                         Contract Funded by Separate Account

Allstate Financial Advisors                                    Allstate Personal Retirement Manager
Separate Account I                                             (LU10133)
(Established May 3, 1999)


Allstate Life Insurance Company                                Allstate Advisor
Separate Account A                                             (PA124)
(Established January 29, 1999)
                                                               Allstate Advisor Plus
                                     (PA151)

                                                               Allstate Advisor Preferred II
                                     (PA152)

                                                               Allstate Advisor Apex
                                      (TBD)


                                   SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

                                 Class I Shares

                      High Yield Portfolio - Class I Shares

                                 Class II Shares

           Active International Allocation Portfolio - Class II Shares
                Emerging Markets Debt Portfolio - Class II Shares
                  U.S. Real Estate Portfolio - Class II Shares





























                                       B-1